SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012 (September 17, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On September 17, 2012, Torchmark Corporation (“Torchmark”) commenced a public offering of $300,000,000 aggregate principal amount of its senior notes due 2022, as well as a public offering of its junior subordinated debentures due 2052. Both of these offerings are being made pursuant to a shelf registration statement previously filed by Torchmark with the Securities and Exchange Commission. Torchmark intends to use approximately $200 million of the net proceeds from the sale of the senior notes to fund a portion of the purchase price of its proposed acquisition of Family Heritage Life Insurance Company of America, which, subject to the satisfaction of the customary closing conditions, Torchmark anticipates closing early in the fourth quarter of 2012, with the remainder of the net proceeds to be used for general corporate purposes, which may include the repurchase or repayment of the $94.1 million in principal amount outstanding of Torchmark’s 7 3/8% Notes Due 2013. Torchmark intends to use the net proceeds from the sale of the junior subordinated debentures, together with cash on hand, if necessary, to redeem, in whole or in part, the $120 million in principal amount outstanding of its 7.100% Trust Originated Preferred Securities® due 2046.

The information in this Item 7.01 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

Certain statements made in Item 7.01 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “intend,” “potential,” “should,” “expect,” “anticipate” or comparable terminology. Such forward-looking statements are based upon current beliefs and expectations but are inherently subject to certain risks and uncertainties, many of which Torchmark cannot predict with accuracy and some of which are beyond Torchmark’s control, and involve factors that may cause actual results to differ materially from those expected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors under the headings “Cautionary Statements” and “Risk Factors” in Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2011, as further amended and supplemented by Torchmark’s other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and Torchmark assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 12 to this Current Report on Form 8-K shall be deemed “filed” with the Securities and Exchange Commission pursuant to General Instruction B.2 to Form 8-K.

Exhibit No.	Description

12	Computation of Ratios of Consolidated Earnings to Fixed Charges (incorporated by reference into Torchmark Corporation’s Registration Statement on Form S-3, File No. 333-182473)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TORCHMARK CORPORATION

September 17, 2012	/s/ Carol A. McCoy
Carol A. McCoy Vice President, Associate Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

12	Computation of Ratios of Consolidated Earnings to Fixed Charges (incorporated by reference into Torchmark Corporation’s Registration Statement on Form S-3, File No. 333-182473)